Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                 Series ____-__


                             UNDERWRITING AGREEMENT

                                                       Dated: ____________, ____

To:      Saxon Asset Securities Company (the "Company")
         Saxon Mortgage Inc. ("SMI")

Re:      Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:     Mortgage Loan Asset Backed Certificates, Series ____-__, Class
                 ___, Class ___, Class ___, Class ___, Class ___, Class ___,
                 Class ___, Class ___, Class ___, Class ___, Class ___, Class
                 ___, Class ___, Class ___, Class ___, and Class ___
                 (collectively, the "Certificates"). The Class ___, Class ___,
                 Class ___, Class ___, Class ___, Class ___, Class ___, Class
                 ___, Class ___, Class ___, Class ___ and Class ___ Certificates are referred to herein as the "Underwritten Certificates."

                  Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to_____________ (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about ___________, ____, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of (a) the ratings specified in the table below by Fitch, Inc. ("Fitch"), and Moody's Investors Service ("Moody's" and together with Fitch, the "Rating Agencies") with respect to each Class of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of ___________, ____ by and between the company and SMI and the Pooling and Servicing Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of ___________, ____ (the " Pooling and Servicing Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and __________________ as the trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust Fund created under the Pooling and Servicing Agreement (the "Trust"), which will consist primarily of ___ pools of conventional, one- to four-family, mortgage loans with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement (the "Mortgage Loans").

                  The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided, however, that there may be immaterial variances from the description of the Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

                  Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. ____________ and ____________.

                  Aggregate Scheduled Principal Balance of Mortgage Loans:
Approximately $____________ (as of the Cut-off Date), including approximately $____________ of fixed-rate Mortgage Loans and approximately $____________ of Variable Rate Mortgage Loans. In addition, approximately $____________ will be deposited into the Pre-Funding Account.

                  Cut-Off Date: As of the close of business on ____________ ,
____.

Terms of the Certificates:

--------------------------------------------------------------------------------------------------------------------
                                                                   Proposed
                              Initial                             Ratings by
   Series ____-__            Principal          Pass-Through      Moody's and                        Sale of the
     Designation              Amount                Rate             Fitch        CUSIP Number      Certificates
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------
Class ___
--------------------------------------------------------------------------------------------------------------------

_________________________
(1) The Class _-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated on the basis of a notional balance (as further described in the Prospectus Supplement) initially equal to $_________.

(2) The Class _-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated as described in (5) below.

(3) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread (subject, in the case of the ____, ____, ____, ____, ___ and ___ Certificates, to an increase for any Distribution Date after the Initial Optional Termination Date), as set forth in the Pooling and Servicing Agreement, (ii) the Net WAC Cap (as defined in the Pooling and Servicing Agreement) and (iii) the Maximum Cap Rate (as defined in the Pooling and Servicing Agreement).

(4) On any Distribution Date, the Pass-Through Rates for the Class ___, Class ___, Class ___, Class ___ and Class ___ Certificates will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the ___ and ___ Certificates, to a_____% increase for any Distribution Date after the Initial Optional Termination Date) and (ii) the Net WAC Cap (as defined in the Pooling and Servicing Agreement).

(5) On any Distribution Date, the Class _-IO Pass-Through Rate will equal to the less of (a) for each Distribution Date up to and including the Distribution Date in _________, _____%, and for each Distribution Date thereafter, _____; and (b) the excess, if any, of the Net WAC Cap (as defined in the Pooling and Servicing Agreement) over the product of (i) 2 and (ii) the Adjusted Net Rate (as defined in the Pooling and Servicing Agreement).

(6) No ratings have been requested by the Underwriters for the Class ___, Class ___ and Class ___ Certificates.

(7) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(8) The Class ___, Class ___, and Class ___ Certificates will be sold to the Company in a privately negotiated transaction.

                  Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

                  Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as Schedule I to the Sales Agreement.

                  Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in ____________ , ____.

                  REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates and the Class
___ Certificates will be designated as "regular interests" in a REMIC. The Class
___ Certificates will be designated as the "residual interest" in a REMIC. The Class ___ Certificates do not represent an interest in any REMIC created under the Pooling and Servicing Agreement.

                  Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Certificates from the Company at the applicable purchase price set forth below, plus, in the case of the Class ___, Class ____, Class ___, Class ___, Class ___ and Class _-IO Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on ____________ , ____ through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                                       Purchase Price
                                                       --------------
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class ___
                           Class _-IO

                  Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:

       ---------------------------------------------------------------------------------------------------------
          Series ____-_
           Designation              ______                ______              ______              ______
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class _-IO
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------
       Class ___
       ---------------------------------------------------------------------------------------------------------

                  Closing Date and Location: 10:00 a.m. Eastern Time on or about ____________, ____, at the offices of McKee Nelson LLP, 1919 M Street, NW, Washington, DC 20036.The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class ___, Class ___ and Class ___ Certificates in certificated, fully-registered form on or about ___________ , ____.

                  Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan Files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

                  Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement as follows: (i) there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein, (ii) the phrase "upon notice of the Underwriters" in the last paragraph of Section 6(i) thereof shall be amended to read "upon notice to the Underwriters" and (iii) there shall be an additional representation and warranty by the Depositor to the effect that: each Servicing Agreement, when executed and delivered as contemplated thereby, will have been duly executed and delivered by the Depositor, and such Servicing Agreement will constitute a legal, valid and binding agreement, enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters' intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

                  Collateral Term Sheets, Structural Term Sheets and Computational Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the response of the staff of the Commission to a No-Action request from the Public Securities Association (made generally available March 9, 1995)) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and (ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

                  Trustee: _________________________ will act as Trustee of the Trust.

                  Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

                  State Law Tax Opinion: At Closing, the Underwriters shall have received from ________________ LLP, an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under _________ law.

                  Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Notices: All communications hereunder, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to
____________ * * * * *

                  The Underwriters agree, subject to the terms and provisions of the Standard Terms to the Underwriting Agreement (June 1997 edition), a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                                 _____________________________,
                                                 on behalf of the Underwriters


                                                 By:___________________________
                                                 Name:
                                                 Title:

Accepted and Acknowledged
As of the Date First Above
Written:

SAXON ASSET SECURITIES COMPANY


By:__________________________________
Name:    Ernest G. Bretana
Title:   Vice President

SAXON MORTGAGE, INC.


By:__________________________________
Name:    Ernest G. Bretana
Title:   Assistant Vice President

                  The Underwriters agree, subject to the terms and provisions of the Standard Terms to the Underwriting Agreement (June 1997 edition), a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                                 ______________________________,
                                                 on behalf of the Underwriters


                                                 By:____________________________
                                                 Name:
                                                 Title:



Accepted and Acknowledged
As of the Date First Above
Written:

SAXON ASSET SECURITIES COMPANY


By: /s/  ERNEST G. BRETANA
   ---------------------------------
Name:    Ernest G. Bretana
Title:   Vice President

SAXON MORTGAGE, INC.


By: /s/  ERNEST G. BRETANA
   ---------------------------------
Name:    Ernest G. Bretana
Title:   Assistant Vice President